Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated April 29, 2011, with respect to the combined financial statements of Efmark Deployment I, Inc. d/b/a EDC and EDC ATM Subsidiary, LLC, included in the Form 8-K/A Amendment No. 1. We hereby consent to the inclusion of said report in this Form 8-K/A Amendment No. 1 and to the incorporation by reference in the Registration Statements of Cardtronics, Inc. on Forms S-8 (File No. 333-149244, effective February 14, 2008, 333-149245, effective February 14, 2008, and 333-168804, effective August 12, 2010) and Form S-3 (File No. 333-164395, effective March 11, 2010).